EXHIBIT 10.8

June 12, 2018

Ynon Kreiz

VIA ELECTRONIC DELIVERY

Dear Ynon,

This letter confirms our discussions regarding the allocation of your 2018 long-term incentive (“LTI”) grant value, which is comprised of equity-based awards in the form of Performance Units, granted under the 2018-2020 Long-Term Incentive Program (“LTIP”), and annual equity grants of stock options and restricted stock units (“RSUs”). As discussed, notwithstanding anything contained in your offer letter with Mattel, dated April 19, 2018, your 2018 LTI grant value will be allocated 50% in Performance Units and the remaining 50% will be allocated between stock options and RSUs as determined by the Compensation Committee. The allocation of your LTI grant value in subsequent years will be determined by the Compensation Committee.

This letter further confirms your acknowledgement that neither the foregoing nor any action taken by Mattel in connection therewith will constitute a breach of, or “Good Reason” for purposes of, your offer letter or any other agreement between you and Mattel, or any Mattel plan or other arrangement, and you hereby consent to the foregoing.

Sincerely,

/s/ Michael J. Dolan

Michael J. Dolan
Chair, Compensation Committee

Acknowledged, Agreed, and Consented To,
this 12th day of June, 2018:

/s/ Ynon Kreiz
__________________________________
Ynon Kreiz